© 2022 Wells Fargo Bank, N.A. All rights reserved. 4Q21 Financial Results January 14, 2022 Exhibit 99.3

24Q21 Financial Results • Helped customers avoid overdraft, overdraft protection and non-sufficient fund (NSF) fees: – Over 1.1 million customer accounts now benefiting from Clear Access Banking, our checking account with no overdraft or NSF fees – Our Overdraft Rewind feature helped over 3.1 million customers avoid overdraft, overdraft protection or NSF fees on 9.3 million transactions – Sent more than 1.3 million balance alerts every day to help customers avoid overdrafts by making a deposit or transferring funds from another account – Recently announced a set of overdraft changes in our continued efforts to better serve our customers and provide more choice and flexibility, as well as reduce overdraft fees, including: ◦ NSF fees will be eliminated by the end of 1Q22 ◦ Transfer fees for customers enrolled in overdraft protection will be eliminated by the end of 1Q22 ◦ Additional service and product changes expected to be rolled out later in the year include early access to direct deposits for qualifying deposits, 24-hour grace periods for overdrafts, and a new short-term credit product • Helped over 585,000 homeowners with new low-rate loans to either purchase a home or refinance an existing mortgage: over 193,000 purchases and 392,000 refinances • Extended forbearance options for over 1 million mortgage customers since the start of the COVID-19 pandemic • Closed $2.2 billion in new commitments for affordable housing under the Government-sponsored enterprise (GSE) and Federal Housing Administration (FHA) programs (consisting of 105 properties nationwide with 25,800 total units including 24,900 rent restricted affordable units) Actively helping our customers, communities and employees in 2021 Supporting our Customers • Announced a goal of achieving net zero greenhouse gas emissions, including our emissions attributable to our financing, by 2050 and joined the Net-Zero Banking Alliance • Increased our sustainable finance commitment to $500 billion between 2021 and 2030 • Issued our first sustainability bond, the Inclusive Communities and Climate Bond, raising $1 billion in capital to support housing affordability, socioeconomic advancement and empowerment, and renewable energy • Surpassed $13.3 billion in cumulative tax-equity investments in nearly 600 wind, solar, and fuel cell transactions since 2007. Between the inception of our Renewable Energy & Environmental Finance (REEF) Group in 2005 and October 2021, REEF provided financing to 13% of the utility-scale wind and solar capacity in the U.S. 1 • Announced plans to raise U.S. minimum hourly pay levels to a range of $18 to $22, based on role, location, and market conditions • In 4Q21, provided supplemental pay to eligible branch employees in active status until the end of 2021 and the first part of January, in recognition of their contributions during the pandemic • Contributed $3 million to the We Care Fund to help employees significantly affected by the pandemic or unforeseen circumstances Supporting Sustainability Supporting our Employees Amounts in the bullet points are for full year 2021, unless otherwise noted. 1. Source: US Energy Information Administration (EIA). Monthly Electricity Report, Table 6.02.b, as of 10/31/2021.

34Q21 Financial Results Actively helping our customers, communities and employees in 2021 • Wells Fargo voluntarily committed to donate the gross processing fees received from Paycheck Protection Program (PPP) loans funded in 2020 to create the Open for Business Fund, a ~$420 million commitment • The Open for Business Fund provides support for Community Development Financial Institutions (CDFIs) and other nonprofit organizations that provide capital, training and long-term support to small businesses • Fulfilled our ~$420 million commitment, which included grants to 235 CDFIs and nonprofits, which in turn is estimated to help nearly 152,000 small businesses and maintain more than 255,000 jobs – Roughly 85% of small businesses served by grantees are projected to be those hardest hit by the pandemic, including Black, African American, Hispanic, Native American, and Asian American owned small businesses – Small business owners have used the funding to keep paying their employees, pivot to new business models, buy needed supplies, close the gap on rent and utilities, and meet other business needs – Announced $20 million grant in Charlotte, which will help ~1,000 Charlotte- area business owners make property, equipment and technology upgrades, and meet other business needs – Expect to make remaining grant announcements in 1Q22 Supporting the Small Business Recovery Through Our Open for Business Fund • Charitable Donations: $615 million in donations, including support for the Open for Business Fund • Contributions and announcements included: – Addressing Housing Affordability: helped keep an estimated 300,000 people housed during the pandemic with more than $160 million donated to nonprofits (2020 - 2021) ◦ Engaged Habitat for Humanity and Rebuilding Together to build and repair more than 400 homes in low and moderate income communities across the U.S. – Investing in Minority Depository Institutions (MDIs): completed investments in 13 black-owned banks, fulfilling $50 million pledge made in 2020 – Strengthening Historically Black Colleges and Universities (HBCUs): funded $5.6 million under the “Our Money Matters” financial health initiative to reach an estimated 40,000 students of color over the next three years, and awarded $1 million to the Thurgood Marshall Scholarship Fund in the fourth quarter to support HBCU seniors toward graduation – Launched Banking Inclusion Initiative: unveiled a 10-year commitment to help unbanked individuals gain access to affordable, mainstream, digitally-enabled transactional accounts – Stepping up for Disaster Relief: provided $8 million in relief funding to nonprofits serving communities impacted by floods, wildfires, tornados and other disasters Additional Actions to Support Our Communities Amounts in the bullet points are for full year 2021, unless otherwise noted.

4Q21 results

WELLS FARGO

Financial Results

ROE: 12.8%
ROTCE: 15.3%[1]
Efficiency ratio: 63%[2]

- Net income of $5.8 billion, or $1.38 per diluted common share
  - Revenue of $20.9 billion, up 13%
    - Net gains from equity securities of $2.5 billion ($1.9 billion net of noncontrolling interests), up from $884 million in 4Q20 and $869 million in 3Q21
  - Noninterest expense of $13.2 billion, down 11%
  - Results included:

($ in millions, except EPS)	Pre-tax Income	EPS
Net gain on sales of our Corporate Trust Services business and Wells Fargo Asset Management	$943	$0.18
Change in the allowance for credit losses	$875	$0.17
Impairment of certain leased rail cars	($268)	($0.05)

- Effective income tax rate of 22.9%
- Average loans of $875.0 billion, down 3%; period-end loans of $895.4 billion, up 1% from 4Q20 and up 4% from 3Q21
- Average deposits of $1.5 trillion, up 7%

Credit Quality

- Provision for credit losses of $(452) million, down $273 million
  - Total net charge-offs of $423 million, down $161 million
    - Net loan charge-offs of 0.19% of average loans (annualized)
  - Allowance for credit losses for loans of $13.8 billion, down $5.9 billion from 4Q20 and down $917 million from 3Q21

Capital and Liquidity

CET1 ratio: 11.4%[3]
LCR: 118%[4]
TLAC ratio: 23.0%[5]

- Common Equity Tier 1 (CET1) capital of $140.6 billion[3]
- CET1 ratio of 11.4% under the Standardized Approach and 12.6% under the Advanced Approach[3]
- Repurchased 139.7 million shares of common stock, or $7.0 billion, and issued 28.6 million shares, or $1.4 billion, predominantly associated with annual company contributions to our 401(k) plan, in the quarter

Comparisons in the bullet points are for 4Q21 versus 4Q20, unless otherwise noted.
1. Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" table on page 20.
2. The efficiency ratio is noninterest expense divided by total revenue.
3. The Common Equity Tier 1 (CET1) ratio calculated under the Standardized Approach is our binding CET1 ratio. See page 21 for additional information regarding CET1 capital and ratios. CET1 is a preliminary estimate.
4. Liquidity coverage ratio (LCR) represents high-quality liquid assets divided by projected net cash outflows, as each is defined under the LCR rule. LCR is a preliminary estimate.
5. Represents total loss absorbing capacity (TLAC) divided by the greater of risk-weighted assets determined under the Standardized and Advanced Approaches, which is our binding TLAC ratio. TLAC is a preliminary estimate.

4Q21 Financial Results

4

54Q21 Financial Results 4Q21 earnings 1. Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” table on page 20. $ in millions (mm), except per share data 4Q21 3Q21 4Q20 vs. 3Q21 vs. 4Q20 Net interest income $9,262 8,909 9,355 $353 (93) Noninterest income 11,594 9,925 9,134 1,669 2,460 Total revenue 20,856 18,834 18,489 2,022 2,367 Net charge-offs 423 257 584 166 (161) Change in the allowance for credit losses (875) (1,652) (763) 777 (112) Provision for credit losses (452) (1,395) (179) 943 (273) Noninterest expense 13,198 13,303 14,802 (105) (1,604) Pre-tax income 8,110 6,926 3,866 1,184 4,244 Income tax expense 1,711 1,521 574 190 1,137 Effective income tax rate (%) 22.9% 22.9 15.6 4 bps 737 Net income $5,750 5,122 3,091 $628 2,659 Diluted earnings per common share $1.38 1.17 0.66 $0.21 0.72 Diluted average common shares (# mm) 3,964.7 4,090.4 4,151.3 (126) (187) Return on equity (ROE) 12.8% 11.1 6.6 177 bps 620 Return on average tangible common equity (ROTCE) 1 15.3 13.2 8.0 209 729 Efficiency ratio 63 71 80 (735) (1678)

Credit quality

WELLS FARGO

Provision for Credit Losses and Net Charge-offs *($ in millions)*



584
523
379
257
423
0.26%
0.24%
0.18%
0.12%
0.19%
(179)
(1,048)
(1,260)
(1,395)
(452)
4Q20
1Q21
2Q21
3Q21
4Q21
Provision for Credit Losses
Net Charge-offs
Net Loan Charge-off Ratio

- Commercial net loan charge-offs down $10 million
- Consumer net loan charge-offs up $172 million and included $152 million, or 16 bps, of net charge-offs related to a change in practice to fully charge-off certain delinquent legacy residential mortgage loans
- Nonperforming assets increased $145 million, or 2%, as a $644 million decline in commercial nonaccruals driven by lower CRE mortgage and C&I nonaccruals was more than offset by a $809 million increase in residential mortgage nonaccruals primarily resulting from certain customers exiting COVID-19-related accommodation programs

Allowance for Credit Losses for Loans *($ in millions)*



19,713
8,197
2.22%
11,516
18,043
7,361
2.09%
10,682
16,391
6,821
1.92%
9,570
14,705
6,140
1.70%
8,565
13,788
5,997
1.54%
7,791
4Q20
1Q21
2Q21
3Q21
4Q21
Commercial
Consumer
Allowance coverage for total loans

- Allowance for credit losses for loans down $917 million due to continued improvements in the economic environment
  - Allowance coverage for total loans down 16 bps from 3Q21 and down 68 bps from 4Q20

Comparisons in the bullet points are for 4Q21 versus 3Q21, unless otherwise noted.

4Q21 Financial Results

6

Loans and deposits

WELLS FARGO

Average Loans Outstanding *($ in billions)*



899.7
873.4
854.7
854.0
875.0
423.2
396.8
377.7
375.9
379.5
3.43%
3.34%
3.33%
3.29%
3.32%
476.5
476.6
477.0
478.2
495.6
4Q20
1Q21
2Q21
3Q21
4Q21
Commercial Loans
Consumer Loans
Total Average Loan Yield

- Average loans down $24.7 billion, or 3%, year-over-year (YoY), and up $21.0 billion from 3Q21 including a $16.3 billion increase in commercial & industrial (C&I) loans
- Total average loan yield of 3.32%, down 11 bps YoY and up 3 bps from 3Q21 reflecting higher interest income from loans purchased from securitization pools
- Period-end loans up 1% YoY, and up $32.6 billion, or 4%, from 3Q21 on growth in C&I, CRE mortgage, auto, credit card and other consumer loans

Period-End Loans Outstanding *($ in billions)*

		4Q21	vs. 3Q21	vs. 4Q20
Commercial	$	513.1	6 %	7 %
Consumer		382.3	1 %	(7)%
Total loans	**$**	**895.4**	**4 %**	**1 %**

Average Deposits and Rates *($ in billions)*



1,380.1
1,393.5
1,435.8
1,450.9
1,470.0
56.4
46.5
41.7
37.3
34.9
169.8
173.7
175.0
176.6
180.9
205.8
194.5
190.8
189.4
182.1
184.9
189.4
192.6
199.2
207.7
763.2
789.4
835.7
848.4
864.4
4Q20
1Q21
2Q21
3Q21
4Q21
Corporate
Wealth and Investment Management
Corporate and Investment Banking
Commercial Banking
Consumer Banking and Lending

- Average deposits up $89.9 billion, or 7%, YoY as growth across most businesses was partially offset by targeted actions to manage to the asset cap, primarily in Corporate Treasury and Corporate and Investment Banking
- Average deposit cost of 2 bps, down 1 bp from 3Q21 and down 3 bps YoY reflecting the lower interest rate environment

Average Deposit Cost

4Q20	1Q21	2Q21	3Q21	4Q21
0.05%	0.03%	0.03%	0.03%	0.02%

4Q21 Financial Results

7

84Q21 Financial Results Net interest income • Net interest income down $93 million, or 1%, from 4Q20 reflecting the impact of lower yields on earning assets and lower loan balances, largely offset by a decrease in long-term debt, lower mortgage-backed securities (MBS) premium amortization, and higher interest income from loans purchased from securitization pools and Paycheck Protection Program (PPP) loans – 4Q21 MBS premium amortization was $477 million vs. $646 million in 4Q20 and $499 million in 3Q21 • Net interest income up $353 million, or 4%, from 3Q21 driven by higher loan balances, including $106 million higher interest income from loans purchased from securitization pools, higher trading assets, and a favorable funding mix Net Interest Income ($ in millions) 9,355 8,808 8,800 8,909 9,262 Net Interest Income Net Interest Margin (NIM) on a taxable-equivalent basis 4Q20 1Q21 2Q21 3Q21 4Q21 2.16% 2.05% 2.02% 2.03% 2.11% 1. Includes taxable-equivalent adjustments predominantly related to tax-exempt income on certain loans and securities. 1

Noninterest expense

WELLS FARGO

Noninterest Expense *($ in millions)*


14,802
4,452
781
621
8,948
13,989
104
4,101
13
213
9,558
13,341
79
4,145
(4)
303
8,818
13,303
4,072
1
540
8,690
13,198
4,145
66
512
8,475
4Q20
1Q21
2Q21
3Q21
4Q21[1]
Goodwill Write-down
All Other Expenses
Restructuring Charges
Operating Losses
Personnel Expense

Headcount *(Period-end, '000s)*

4Q20	1Q21	2Q21	3Q21	4Q21
269	265	259	254	249

- Noninterest expense down 11% from 4Q20
  - Personnel expense down 5% on lower salaries expense driven by reduced headcount reflecting efficiency initiatives, as well as lower incentive compensation and employee benefits expense, partially offset by higher revenue-related incentive compensation
  - Non-personnel expense down $1.1 billion, or 17%, including a $715 million decline in restructuring charges, lower operating losses, as well as lower consultant and occupancy expense reflecting efficiency initiatives
- Noninterest expense down 1% from 3Q21
  - Personnel expense down 2% on lower salaries, employee benefits and incentive compensation expense, partially offset by supplemental pay for eligible branch employees in 4Q21
  - Non-personnel expense up $110 million, or 2%, and included:
    - $65 million higher restructuring charges primarily driven by severance
    - $72 million higher advertising and promotion expense
    - Operating losses driven by litigation and customer remediation accruals on a variety of historical matters
    - Lower occupancy and lease expense

1. 4Q21 noninterest expense included approximately $100 million of operating expenses associated with our Corporate Trust Services business and Wells Fargo Asset Management, which were sold on November 1, 2021. The approximately $100 million excludes expenses attributable to transition services agreements and corporate overhead.

4Q21 Financial Results

9

Consumer Banking and Lending

WELLS FARGO

Summary Financials

$ in millions (mm)	4Q21	vs. 3Q21	vs. 4Q20
Revenue by line of business:			
Consumer and Small Business Banking (CSBB)	$4,872	$50	171
Consumer Lending:			
Home Lending	1,843	(169)	(152)
Credit Card	1,419	20	47
Auto	470	25	67
Personal Lending	129	3	(13)
Total revenue	**8,733**	**(71)**	**120**
Provision for credit losses	126	644	(225)
Noninterest expense	6,126	73	(315)
Pre-tax income	2,481	(788)	660
Net income	**$1,862**	**($589)**	**498**

Selected Metrics

		4Q21	3Q21	4Q20
Return on allocated capital [1]		14.8 %	19.7	10.7
Efficiency ratio [2]		70	69	75
Retail bank branches	#	4,777	4,796	5,032
Digital (online and mobile) active customers [3] (mm)		33.0	32.7	32.0
Mobile active customers [3] (mm)		27.3	27.0	26.0

- Total revenue up 1% YoY and down 1% from 3Q21
  - CSBB up 4% YoY primarily due to higher deposit-related fees reflecting lower COVID-19-related fee waivers and an increase in consumer activity, including higher debit card transactions. Deposit growth of 15% YoY was offset by lower spreads.
  - Home Lending down 8% YoY primarily due to lower gain on sale margins and originations, partially offset by higher interest income from loans purchased from securitization pools and higher gains from increased re-securitization activity of these loans
  - Credit Card up 3% YoY on higher point-of-sale volume, partially offset by higher rewards costs including promotional offers on our new Active Cash℠ card. In addition, new accounts more than doubled YoY and loans increased 3% YoY.
  - Auto up 17% YoY and up 6% from 3Q21 on higher loan balances
  - Personal Lending up 2% from 3Q21 on higher loan balances
- Noninterest expense down 5% YoY primarily due to lower operating losses, as well as lower personnel expense and professional and outside services expense primarily due to efficiency initiatives

Average Balances and Selected Credit Metrics

$ in billions	4Q21	3Q21	4Q20
Balances			
Loans	$325.4	325.6	373.9
Deposits	864.4	848.4	763.2
Credit Performance			
Net charge-offs as a % of average loans	0.50 %	0.37	0.35

1. Return on allocated capital is segment net income (loss) applicable to common stock divided by segment average allocated capital. Segment net income (loss) applicable to common stock is segment net income (loss) less allocated preferred stock dividends.
2. Efficiency ratio is segment noninterest expense divided by segment total revenue.
3. Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device, respectively, in the prior 90 days.

4Q21 Financial Results

10

114Q21 Financial Results Consumer Banking and Lending Mortgage Loan Originations ($ in billions) Auto Loan Originations ($ in billions) Credit Card POS Volume ($ in billions) Debit Card Point of Sale (POS) Volume and Transactions 1 1. Debit card purchase volume and transactions reflect combined activity for both consumer and business debit card purchases. 53.9 51.8 53.2 51.9 48.1 32.3 33.6 36.9 35.2 32.8 21.6 18.2 16.3 16.7 15.3 Retail Correspondent Refinances as a % of Originations 4Q20 1Q21 2Q21 3Q21 4Q21 105.3 108.5 122.0 118.6 122.4 POS Volume ($ in billions) POS Transactions (billions) 4Q20 1Q21 2Q21 3Q21 4Q21 5.3 7.0 8.3 9.2 9.4 4Q20 1Q21 2Q21 3Q21 4Q21 22.9 21.1 25.5 26.5 29.4 4Q20 1Q21 2Q21 3Q21 4Q21 2.3 2.3 2.5 2.5 2.5 52% 64% 55% 55% 59%

124Q21 Financial Results Commercial Banking • Total revenue up 1% YoY and up 10% from 3Q21 – Middle Market Banking revenue up 2% YoY and included higher deposit balances and modestly higher investment banking fees, partially offset by the impact of lower interest rates – Asset-Based Lending and Leasing revenue up 1% YoY driven by higher net gains from equity securities and higher revenue from renewable energy investments, partially offset by lower loan balances; up 23% from 3Q21 predominantly driven by higher net gains from equity securities • Noninterest expense down 10% YoY primarily driven by lower personnel and consulting expense due to efficiency initiatives, and lower lease expense Summary Financials $ in millions 4Q21 vs. 3Q21 vs. 4Q20 Revenue by line of business: Middle Market Banking $1,167 $2 18 Asset-Based Lending and Leasing 1,117 206 13 Total revenue 2,284 208 31 Provision for credit losses (384) (49) (453) Noninterest expense 1,393 (3) (154) Pre-tax income 1,275 260 638 Net income $954 $195 482 Selected Metrics 4Q21 3Q21 4Q20 Return on allocated capital 18.5% 14.5 8.6 Efficiency ratio 61 67 69 Average loans by line of business ($ in billions) Middle Market Banking $103.6 101.5 102.7 Asset-Based Lending and Leasing 81.0 77.1 88.2 Total loans $184.6 178.6 190.9 Average deposits 207.7 199.2 184.9

Corporate and Investment Banking

WELLS FARGO

Summary Financials

$ in millions	4Q21	vs. 3Q21	vs. 4Q20
Revenue by line of business:			
Banking:			
Lending	$519	$17	95
Treasury Management and Payments	373	1	(11)
Investment Banking	464	97	116
Total Banking	1,356	115	200
Commercial Real Estate	1,095	153	83
Markets:			
Fixed Income, Currencies and Commodities (FICC)	794	(90)	(95)
Equities	205	(29)	11
Credit Adjustment (CVA/DVA) and Other	13	(45)	80
Total Markets	1,012	(164)	(4)
Other	49	23	79
Total revenue	**3,512**	**127**	**358**
Provision for credit losses	(194)	266	(380)
Noninterest expense	1,765	(32)	(33)
Pre-tax income	1,941	(107)	771
Net income	**$1,454**	**($76)**	**565**

Selected Metrics

	4Q21	3Q21	4Q20
Return on allocated capital	16.0 %	16.9	9.4
Efficiency ratio	50	53	57

- Total revenue up 11% YoY and up 4% from 3Q21
  - Banking revenue up 17% YoY and up 9% from 3Q21 primarily driven by higher advisory and debt origination fees, and higher loan balances, partially offset by lower deposit balances predominantly due to actions taken to manage under the asset cap
  - Commercial Real Estate revenue up 8% YoY and up 16% from 3Q21 driven by higher capital markets results on stronger commercial real estate financing activity, higher loan balances, as well as higher net gains on equity securities, partially offset by lower deposit balances predominantly due to actions taken to manage under the asset cap
  - Markets revenue relatively stable YoY; down 14% from 3Q21 primarily due to lower trading activity in spread products and equity derivatives
- Noninterest expense down 2% YoY primarily driven by lower operations and consulting expense due to efficiency initiatives, partially offset by higher revenue-related compensation

Average Balances *($ in billions)*

Loans by line of business	4Q21	3Q21	4Q20
Banking	$101.6	95.9	82.4
Commercial Real Estate	116.6	110.7	107.8
Markets	53.8	50.7	49.6
Total loans	$272.0	257.3	239.8
Deposits	182.1	189.4	205.8
Trading-related assets	195.9	194.1	190.4

4Q21 Financial Results

13

144Q21 Financial Results Wealth and Investment Management • Total revenue up 6% YoY – Net interest income down 7% YoY driven by the impact of lower interest rates, partially offset by higher deposit and loan balances – Noninterest income up 9% YoY on higher asset-based fees primarily due to higher market valuations, partially offset by lower retail brokerage transactional activity • Noninterest expense up 5% YoY and included higher revenue-related compensation, partially offset by lower salaries expense due to efficiency initiatives • Total client assets increased 9% YoY to $2.2 trillion, primarily driven by higher market valuations Summary Financials $ in millions 4Q21 vs. 3Q21 vs. 4Q20 Net interest income $666 $29 (48) Noninterest income 2,982 1 249 Total revenue 3,648 30 201 Provision for credit losses (3) 70 1 Noninterest expense 2,898 (19) 128 Pre-tax income 753 (21) 72 Net income $564 ($15) 54 Selected Metrics ($ in billions, unless otherwise noted) 4Q21 3Q21 4Q20 Return on allocated capital 25.0% 25.7 22.6 Efficiency ratio 79 81 80 Average loans $84.0 82.8 80.1 Average deposits 180.9 176.6 169.8 Client assets Advisory assets 964 920 853 Other brokerage assets and deposits 1,219 1,171 1,152 Total client assets $2,183 2,091 2,005 Annualized revenue per advisor ($ in thousands) 1 1,171 1,141 1,010 Total financial and wealth advisors 12,367 12,552 13,513 1. Represents annualized segment total revenue divided by average total financial and wealth advisors for the period.

Corporate

WELLS FARGO

Summary Financials

$ in millions	4Q21	vs. 3Q21	vs. 4Q20
Net interest income	($420)	$7	(190)
Noninterest income	3,540	1,788	1,848
Total revenue	**3,120**	**1,795**	**1,658**
Provision for credit losses	3	12	784
Noninterest expense	1,016	(124)	(1,230)
Pre-tax income	2,101	1,907	2,104
Income tax expense	538	428	597
Less: Net income from noncontrolling interests	647	366	447
Net income	**$916**	**$1,113**	**1,060**

- Net interest income down YoY primarily due to the sale of our student loan portfolio
- Noninterest income up YoY and from 3Q21 on strong results in our affiliated venture capital and private equity businesses, and net gains from the sales of divested businesses, partially offset by a $268 million impairment of certain leased rail cars and lower fee income due to the sales of divested businesses
- Noninterest expense down YoY primarily due to lower restructuring charges and lower expenses due to the sales of divested businesses

- Divestitures of our Corporate Trust Services business and Wells Fargo Asset Management in the quarter
  - Closed each of the sales on November 1, 2021, with a $674 million net gain on the sale of our Corporate Trust Services business and a $269 million net gain on the sale of Wells Fargo Asset Management
  - Businesses contributed $1.6 billion of revenue in 2021 (excluding net gains on sale)
  - 2021 results included noninterest expense attributable to the businesses of $1.5 billion:
    - ~$1.0 billion of expenses that will not remain in 2022
    - ~$200 million that will carry into 2022 attributable to transition services agreements (P&L neutral due to offsetting revenue)
    - ~$300 million of remaining corporate overhead expense, which will be managed down over time

4Q21 Financial Results

15

2022 net interest income considerations


2022 Net Interest Income Considerations
($ in billions)
Potential for up to an ~ 8% increase
Potential for up to ~ 5% based on recent forward rate curve
~ 3%
$35.8
GAAP Full Year 2021
Lower PPP/ EPBO[1] Loan Balances
Loan Growth and Other Balance Sheet/Mix
Rates/ Repricing
Full Year 2022

- 2022 net interest income could potentially be up to ~ 8% higher than the full year 2021 level of $35.8 billion
  - Expectations assume the asset cap will remain in place for 2022
  - Lower PPP and EPBO loan balances expected to be more than offset by other loan growth and other balance sheet/mix, which would result in an expected net ~3% increase
  - Assuming the recent forward rate curve materializes (approximately three 25 basis point rate increases in 2022 beginning in May), would potentially result in up to ~5% increase

Recent Forward Rate Curve

Average rates	1Q22	2Q22	3Q22	4Q22
Fed Funds	0.25 %	0.44	0.69	0.88
10-year Treasury	1.73	1.78	1.83	1.87

- Net interest income performance will ultimately be determined by a variety of factors, many of which are uncertain, including the absolute level of rates and the shape of the yield curve, loan demand, and cash redeployment

1. Early pool buyout loans (EPBO) are loans purchased from securitization pools.

4Q21 Financial Results
16

174Q21 Financial Results Update on efficiency initiatives Making progress on our goal to build a more efficient company with a streamlined organizational structure and less complexity in processes and products to better serve our customers Summary • Building the right risk and control infrastructure to strengthen our company continues to be our top priority – Investments in risk management infrastructure and remediating legacy regulatory issues are excluded from efficiency initiatives and are critical for our success – Efficiency initiatives are rigorously reviewed to help ensure no impact on our risk and regulatory work – Many of these efficiency initiatives are designed to reduce risk and improve customer service • Continuously evolving and growing our portfolio of efficiency initiatives with realized and identified potential gross saves in excess of $10 billion, up from previously disclosed $8 billion – ~$4 billion of gross savings realized in 2021 – Embedding continuous improvement mindset in operating disciplines – We continue to invest across our businesses – Targeting payback of <2 years for most initiatives – Other initiatives are expected to be executed over a span of 2-3 years Selected efficiency initiatives • Headcount reduction of ~16k, or ~6% (excluding divested businesses) • Eliminated management layers and increased span of control: 20%+ decrease in managers with low span of control • Branch rationalization: completed ~270 branch consolidations (consolidated 575 branches, or 11%, since 2019) and further optimized branch staffing • Real estate optimization: ~7% net reduction in our office real estate portfolio, driven by property sales, lease terminations, and downsizing (46.1 million sq ft to 42.7 million sq ft) • Technology organizational efficiencies: ~20% reduction in non- engineering roles due to an accelerated adoption of Agile framework, helping to enable an 8% increase in engineers • Commercial Banking operations and service model consolidation initiated • Consumer Lending efficiencies driven by reduced third party spend 2022 Areas of Focus 2021 Progress • Process automation and reengineering across Operations, including contact center modernization and automated fraud detection and claims handling • Digital enablement in Consumer Banking: self-service capabilities, reduced friction in payments and money movement • Consumer Lending process automation including mortgage and auto underwriting decisioning and funding, and digitization of mortgage servicing and card activities • Real estate: incremental ~5% reduction in office real estate, including ~10% reduction in number of office and administrative locations • Commercial Banking operational efficiency: savings from continued business process improvement, reengineering, and intelligent automation

2022 expense expectations

WELLS FARGO


2022 Expense Expectations
($ in billions)
$53.8
(0.5)
(1.0)
$52.3
0.3
0.5
(1.6)
~$51.5
Business exit charges, restructuring charges and Sept. 2021 OCC fine
Expenses associated with divested businesses
Expected revenue-related expense
Wages and benefits inflation
Expected net expense reduction
2021 Expense
2021 Expense (excluding divested business expenses and charges, restructuring charges, and Sept. 2021 OCC fine)
2022 Outlook
Expected net expense reduction details
$(3.3)
1.2
0.5
Identified efficiency initiatives
Incremental investments
Other items

- **2021 noninterest expense**
  - Results included $509 million of expenses from:
    - $183 million goodwill write-down associated with the sale of our student loan portfolio
    - $76 million of restructuring charges
    - $250 million civil money penalty from the OCC in 3Q21
  - Results also included ~$1.0 billion of expenses associated with divested businesses which will not remain in 2022
- **Operating losses**
  - 2022 outlook includes ~$1.3 billion of operating losses (e.g., litigation, customer remediation accruals, fraud, theft, etc.), consistent with 2021 level (excluding the OCC fine)
  - As previously disclosed, we still have outstanding litigation and regulatory issues and related expenses could significantly exceed 2021 levels
- **Other 2022 expense expectations**
  - Revenue-related expense driven primarily by modeled increases in equity markets
  - Inflationary increases to wages and benefits include compensation expense above normal levels
  - Incremental investments primarily related to personnel investments largely in Commercial Banking, Corporate & Investment Banking, and Technology

4Q21 Financial Results
18

Appendix

Tangible Common Equity

WELLS FARGO

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY

We also evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than MSRs) and goodwill and other intangibles on nonmarketable equity securities, net of applicable deferred taxes. One of these ratios is return on average tangible common equity (ROTCE), which represents our annualized earnings as a percentage of tangible common equity. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables management, investors, and others to assess the Company's use of equity.

The table below provides a reconciliation of this non-GAAP financial measure to GAAP financial measures.

							Quarter ended
(in millions, except ratios)			Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Return on average tangible common equity:							
Net income applicable to common stock	(A)	$	5,470	4,787	5,743	4,256	2,741
Average total equity			190,744	194,041	190,968	189,074	185,444
Adjustments:							
Preferred stock			(20,267)	(21,403)	(21,108)	(21,840)	(21,223)
Additional paid-in capital on preferred stock			120	145	138	145	156
Unearned ESOP shares			872	875	875	875	875
Noncontrolling interests			(2,119)	(1,845)	(1,313)	(1,115)	(887)
Average common stockholders' equity	(B)	$	169,350	171,813	169,560	167,139	164,365
Adjustments:							
Goodwill			(25,569)	(26,192)	(26,213)	(26,383)	(26,390)
Certain identifiable intangible assets (other than MSRs)			(246)	(290)	(310)	(330)	(354)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)			(2,309)	(2,169)	(2,208)	(2,217)	(1,889)
Applicable deferred taxes related to goodwill and other intangible assets (1)			848	882	873	863	852
Average tangible common equity	(C)	$	142,074	144,044	141,702	139,072	136,584
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)		12.8 %	11.1	13.6	10.3	6.6
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)		15.3	13.2	16.3	12.4	8.0

(1) Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

4Q21 Financial Results

20

Common Equity Tier 1 under Basel III

WELLS FARGO

Wells Fargo & Company and Subsidiaries
RISK-BASED CAPITAL RATIOS UNDER BASEL III (1)

(in billions, except ratio)			Estimated Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Total equity (2)		$	**190.1**	191.1	193.1	188.0	185.7
Effect of accounting policy changes (2)			**—**	—	—	0.3	0.2
Total equity (as reported)			**190.1**	191.1	193.1	188.3	185.9
Adjustments:							
Preferred stock			**(20.1)**	(20.3)	(20.8)	(21.2)	(21.1)
Additional paid-in capital on preferred stock			**0.2**	0.1	0.2	0.2	0.1
Unearned ESOP shares			**0.6**	0.9	0.9	0.9	0.9
Noncontrolling interests			**(2.5)**	(2.0)	(1.9)	(1.1)	(1.0)
Total common stockholders' equity		$	**168.3**	169.8	171.5	167.1	164.8
Adjustments:							
Goodwill			**(25.2)**	(26.2)	(26.2)	(26.3)	(26.4)
Certain identifiable intangible assets (other than MSRs)			**(0.2)**	(0.3)	(0.3)	(0.3)	(0.3)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)			**(2.4)**	(2.1)	(2.3)	(2.3)	(2.0)
Applicable deferred taxes related to goodwill and other intangible assets (3)			**0.8**	0.9	0.9	0.9	0.9
Current expected credit loss (CECL) transition provision (4)			**0.2**	0.5	0.9	1.3	1.7
Other			**(0.9)**	(1.0)	(1.1)	(0.7)	(0.4)
Common Equity Tier 1	(A)	$	**140.6**	141.6	143.4	139.7	138.3
Total risk-weighted assets (RWAs) under Standardized Approach	(B)		**1,238.0**	1,218.9	1,188.7	1,179.0	1,193.7
Total RWAs under Advanced Approach	(C)	$	**1,116.7**	1,138.6	1,126.5	1,109.4	1,158.4
Common Equity Tier 1 to total RWAs under Standardized Approach	(A)/(B)		**11.4 %**	11.6	12.1	11.8	11.6
Common Equity Tier 1 to total RWAs under Advanced Approach	(A)/(C)		**12.6**	12.4	12.7	12.6	11.9

(1) The Basel III capital rules for calculating CET1 and tier 1 capital, along with RWAs, are fully phased-in. However, the requirements for determining total capital remained in accordance with transition requirements at December 31, 2021, but became fully phased-in beginning January 1, 2022. The Basel III capital rules provide for two capital frameworks (the Standardized Approach and the Advanced Approach applicable to certain institutions), and we must calculate our CET1, tier 1 and total capital ratios under both approaches.

(2) In second quarter 2021, we elected to change our accounting method for low-income housing tax credit (LIHTC) investments. We also elected to change the presentation of investment tax credits related to solar energy investments. Prior period total equity was revised to conform with the current period presentation. Prior period risk-based capital and certain other regulatory related metrics were not revised.

(3) Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4) In second quarter 2020, the Company elected to apply a modified transition provision issued by federal banking regulators related to the impact of CECL on regulatory capital. The rule permits certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses (ACL) under CECL for each period until December 31, 2021, followed by a three-year phase-out of the benefits. The impact of the CECL transition provision on our regulatory capital at December 31, 2021 was an increase in capital of $239 million, reflecting a $991 million (post-tax) increase in capital recognized upon our initial adoption of CECL, offset by 25% of the $4.9 billion increase in our ACL under CECL from January 1, 2020, through December 31, 2021.

4Q21 Financial Results

21

224Q21 Financial Results Disclaimer and forward-looking statements Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Annual Report on Form 10-K for the year ended December 31, 2021, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) the performance of our mortgage business and any related exposures; (viii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (ix) future common stock dividends, common share repurchases and other uses of capital; (x) our targeted range for return on assets, return on equity, and return on tangible common equity; (xi) expectations regarding our effective income tax rate; (xii) the outcome of contingencies, such as legal proceedings; (xiii) environmental, social and governance related goals or commitments; and (xiv) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward- looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our fourth quarter 2021 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020.